Exhibit 10.1

SUBLEASE EXTENSION AGREEMENT

This Sublease Extension Agreement ("Agreement'') is made and entered into effective the 28th day of July, 2022 by and between: lnfortrend Corporation, a California corporation ("Sublessor'') and Quanergy Systems, Inc., a Delaware corporation ("Sublessee").

WHEREAS, the Parties hereto desire to renew and extend the STANDARD SUBLEASE MULTI-TENANT LEASE dated July 12, 2017 ("Sublease Agreement''). Therefore, for valuable consideration, the Parties agree, subject to the terms and conditions of the Sublease Agreement, as follows:

1.
Leased Premises. The Leased Premises refers to the property located at: 433 & 435 Lakeside Drive, Sunnyvale, Santa Clara, CA 94085, including the Premises (approximately 14,723 square feet) identified in the Sublease Agreement and the Expansion Space (approximately 13,000 square feet) identified in the ADDENDUM "B" to the Sublease Agreement.
2.
Extension Period. The Parties agree to extend the term of the Sublease by twelve (12) months, commencing September 1, 2022 and expiring August 31, 2023, with no right of renewal or extension beyond that date unless a new agreement or extension is agreed by the Parties.
3.
Rents. Subject to the terms of Paragraph 4 (Rent and Other Charges) of the Sublease Agreement, the first year of rental rate for the Leased Premises is $3.5 per square foot, and the rate will be increased by 3% annually. The Monthly Based Rent shall be adjusted as follows:

Months	Monthly Base Rent

September 1, 2022 - August 31, 2023	$97,030.50

4.
Termination. Either Sublessor or Sublessee has a right to terminate this Agreement at any time by providing six (6) months' notice in writing to the other Party.

Except as modified herein, all other terms and conditions of the Sublease Agreement, as extended and modified hereby, shall remain unchanged and in full force and effect during the Extension Period and are hereby incorporated herein.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their signatures below on the dates indicated.

SUBLESSOR		SUBLESSEE
lnfortrend Corporation		Quanergy Systems, Inc.

By:	/s/ Tony Chu	By:	/s/ Kevin Amiri
Title:	President	Title:	SVP Operations